EXHIBIT 99.1

FOLD AND DETACH HERE CONTROL NUMBER RESTRICTED AREA BAR CODE AREA RESTRICTED WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. INTERNET http://www.proxyvoting.com/ace Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. OR Internet and telephone voting is available through 11:59 P.M. Eastern Time on July 9, 2008 Choose MLinkSM for fast, easy and secure 24/7 on-line access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. Signature Co-owner sign here Date Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person. RESTRICTED SCAN LINE AREA FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN See Agenda Items on reverse side of this Voting Card for Further Description of Voting Matters Agenda 3 Financial Statement Amendment Agenda 4 Par Value Change Agenda 5 Continuation Agenda 6 Name Agenda 7 Purpose Agenda 8 Capital rearrangement Agenda 9 Articles of Association Agenda 10 Swiss law Agenda 11 Place of business Agenda 12 Special auditor 1.01 Michael G. Atieh Agenda 1 1.02 Mary A. Cirillo 1.03 Bruce L. Crockett FOR AGAINST ABSTAIN 1.04 Thomas J. Neff 1.05 Gary M. Stuart 1.06 Robert M. Hernandez 1.07 Peter Menikoff 1.08 Robert Ripp 1.09 Dermot F. Smurfit 1.10 Evan G. Greenberg 1.11 John A. Krol 1.12 Leo F. Mullin Agenda 13 LTIP as amended Agenda 14 Auditors Agenda 15 Dividend In their discretion, the Proxies are authorized to vote upon such other further business, if any, as lawfully may be brought before the meeting. Please mark your votes as indicated in this example X For Election to Term Expiring in 2009: For Election to Term Expiring in 2010: For Election to Term Expiring in 2011: FOR AGAINST ABSTAIN SEE AGENDA ITEMS ON REVERSE SIDE Agenda 2 De- Registration Amendment 1.13 Oliver Steimer Nominee

ACE LIMITED ACE Global Headquarters 17 Woodbourne Avenue Hamilton HM 08 Bermuda PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Evan Greenberg, Philip Bancroft and Robert Cusumano as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the Ordinary Shares of ACE Limited which the undersigned is entitled to vote at the Annual General Meeting to be held at 8 a.m. Atlantic time on July 10, 2008 at ACE Global Headquarters or any adjournment thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” each of Proposals 2-15 and “FOR” each of the nominees for the Board and directors listed in Proposal 1. The Board of Directors of the Company recommends that you vote your shares “FOR” each of Proposals 2-15 and “FOR” each of the nominees for the Board and directors listed in Proposal 1. (CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE SIDE Address Change/Comments FOLD AND DETACH HERE Agenda Items: 1. Election of new directors and confirmation of existing directors 2. Approval of the amendment (the “De-Registration Amendment”) to the Company’s Memorandum of Association and Articles of Association to permit the deregistration of the Company from the Cayman Islands 3. Approval of the amendment (the “Financial Statement Amendment”) to the Company’s Articles of Association to require the Company to prepare and provide to shareholders not less than annually an unconsolidated balance sheet of the Company valuing the Company’s investment in its subsidiaries on a “mark-to-market” basis 4. Approval of amendments to the Articles of Association (the “Par Value Change”) which will have the effect of increasing the par value of the Ordinary Shares from $0.041666667 to an amount in Swiss francs (the “New Par Value”) equal to $11,000,000,000 divided by the number of our Ordinary Shares outstanding as of the close of business on July 10, 2008 and converted into Swiss francs using the then most recently available noon buying rate in New York certified by the Federal Reserve Bank of New York for customs purposes by converting all or any of the issued Ordinary Shares into “stock” and re-converting that “stock” into Ordinary Shares of any denomination, converting all of the issued Ordinary Shares into “stock,” reconverting the stock into Ordinary Shares with a par value equal to the New Par Value (which will result in a decrease in the number of the issued Ordinary Shares); amending the Articles to increase the number of authorized Ordinary Shares back to 500,000,000 shares and paying a stock dividend the effect of which will be to increase the number of issued Ordinary Shares back to the number of issued Ordinary Shares immediately prior to the conversion and re-conversion 5. Approval of the Company’s de-registration from the Cayman Islands and continuation in Switzerland (the “Continuation”) 6. Approval of the name of the company 7. Approval of the change of the purpose of the Company 8. Approval of the rearrangement of the Company’s existing share capital 9. Approval of the Company’s Articles of Association 10. Confirmation of Swiss law as the authoritative legislation governing the Company 11. Confirmation of the principal place of business of the Company as Zurich, Switzerland 12. Appointment of BDO Visura as special auditor until our next annual general meeting 13. Approval of the Company’s 2004 Long-Term Incentive Plan as amended through the fourth amendment 14. Appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm and, if the Continuation is approved and as required by Swiss law, to elect PricewaterhouseCoopers AG as our statutory auditor for a one year term until our next annual general meeting fiscal year ending December 31, 2008 15. Approval of payment of a dividend through a reduction of the par value of our shares in an amount equal to the Swiss franc equivalent of $0.87, converted into Swiss francs using the most recently available noon buying rate in New York certified by the Federal Reserve Bank of New York for customs purpose as of the close of business on July 9, 2008, and payment of such amount in three equal installments at such times during the period through our next annual general meeting as determined by the Board of Directors